POST EFFECTIVE AMENDMENT                                            Exhibit 23.3

           CONSENT OF ERNST & YOUNG (CIS) LTD., INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 16, 1998, except for Note 12, as to which the date is September 25, 1998 (EDN Sovintel), in Post-Effective Amendment No. 4 to the Registration Statement (Form S-1 No. 333-45915) and related Prospectus of Global TeleSystems Group, Inc. dated on or about October 22, 1998.


                                            /s/ Ernst & Young (CIS) Ltd.


Moscow, Russia
October 21, 1998